Exhibit 99.1

For Immediate Release

SL Industries Announces 2013 First Quarter Results

MT. LAUREL, NEW JERSEY, May 1, 2013 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the first quarter ended March 31, 2013 are summarized in the following paragraphs. Please read the Company's Form 10-Q, which can be found at www.slindustries.com, for a full discussion of the operating results.

First Quarter Results

Net sales for the quarter ended March 31, 2013, were $49.1 million, compared with net sales for the quarter ended March 31, 2012 of $49.3 million.

Income from continuing operations for the quarter ended March 31, 2013 was $3.0 million, or $0.71 per diluted share, compared to income from continuing operations of $1.4 million, or $0.31 per diluted share, for the quarter ended March 31, 2012.

Net income for the quarter ended March 31, 2013 was $2.8 million, or $0.66 per diluted share, compared to net income of $1.3 million, or $0.27 per diluted share, for the quarter ended March 31, 2012. Net income for the quarter ended March 31, 2013 included a net loss from discontinued operations of $0.2 million, or $0.05 per diluted share, compared to a net loss from discontinued operations of $0.2 million, or $0.04 per diluted share, for the first quarter of 2012. The loss from discontinued operations in 2013 and 2012 primarily relates to environmental remediation costs, consulting fees and legal expenses associated with the past operations of the Company’s five environmental sites.

The Company generated Adjusted EBITDA from continuing operations of $5.4 million for the first quarter of 2013, as compared to $3.7 million for the same period in 2012, an increase of $1.7 million, or 46%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definition of Adjusted EBITDA.

Updated Guidance 2013

The Company anticipates, based on current information, full-year 2013 net sales, EBITDA and Adjusted EBITDA from continuing operations in the ranges of $186 million to $227 million, $17 million to $21 million and $19 million to $23 million, respectively. The Company's outlook for the second quarter of 2013 is for net sales between $49 million and $54 million, EBITDA and Adjusted EBITDA from continuing operations between $3.8 million and $4.2 million and $4.1 million to $4.5 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,391	$3,196
Receivables, net	30,846	30,306
Inventories, net	23,046	22,102
Other current assets	5,963	5,513
Total current assets	63,246	61,117
Property, plant and equipment, net	9,634	9,593
Intangible assets, net	25,292	25,405
Other assets and deferred charges, net	10,938	11,022
Total assets	$109,110	$107,137

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$33,530	$34,808
Long-term liabilities	22,184	21,897
Shareholders' equity	53,396	50,432
Total liabilities and shareholders' equity	$109,110	$107,137

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per share amounts)

Net sales	$49,095	$49,340
Cost and expenses:
Cost of products sold	32,199	33,771
Engineering and product development	3,503	3,021
Selling, general and administrative	8,807	9,511
Depreciation and amortization	600	665
Total cost and expenses	45,109	46,968
Income from operations	3,986	2,372

Other income (expense):
Amortization of deferred financing costs	(19)	(33)
Interest income	1	1
Interest expense	(35)	(22)
Other gain (loss), net	(26)	(8)
Income from continuing operations before income taxes	3,907	2,310
Income tax provision	923	866
Income from continuing operations	2,984	1,444
(Loss) from discontinued operations, net of tax	(218)	(194)
Net income	$2,766	$1,250

Basic net income (loss) per common share
Income from continuing operations	$0.72	$0.31
(Loss) from discontinued operations, net of tax	(0.05)	(0.04)
Net income	$0.67	$0.27

Diluted net income (loss) per common share
Income from continuing operations	$0.71	$0.31
(Loss) from discontinued operations, net of tax	(0.05)	(0.04)
Net income	$0.66	$0.27

Shares used in computing basic net income (loss) per common share	4,139	4,559
Shares used in computing diluted net income (loss) per common share	4,172	4,580

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2013	2012
	(In thousands)

Net income	$2,766	$1,250
Other comprehensive income, net of tax:
Foreign currency translation	76	19
Comprehensive income	$2,842	$1,269

Segment Results
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
	(In thousands)
Net sales
SLPE	$17,594	$18,343
High Power Group	17,093	15,575
SL-MTI	9,094	9,599
RFL	5,314	5,823
Net sales	49,095	49,340

Income from operations
SLPE	1,050	(211)
High Power Group	2,114	1,365
SL-MTI	1,313	1,703
RFL	936	1,058
Unallocated Corporate Expenses	(1,427)	(1,543)
Income from operations	3,986	2,372

Other income (expense):
Amortization of deferred financing costs	(19)	(33)
Interest income	1	1
Interest expense	(35)	(22)
Other gain (loss), net	(26)	(8)
Income from continuing operations before income taxes	$3,907	$2,310

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
	(In thousands)

Income from continuing operations	$2,984	$1,444

Add (deduct):
Interest income	(1)	(1)
Interest expense	35	22
Income tax provision	923	866
Depreciation and amortization	600	665
Amortization of deferred financing costs	19	33
EBITDA	4,560	3,029

China work stoppage costs	734	-
Non-cash stock-based compensation expense	122	149
Unrealized loss on foreign exchange contracts	26	8
China investigation costs	-	360
Direct acquisition costs	-	200
Adjusted EBITDA	$5,442	$3,746

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including China work stoppage costs, non-cash stock-based compensation expense, unrealized loss on foreign exchange contracts, China investigation costs, and direct acquisition costs. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include work stoppage costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include investigation and acquisition costs;
•	Adjusted EBITDA does not include loss, realized or unrealized on foreign exchange contracts.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, telecom, transportation, utility, rail and highway equipment applications.  For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact

SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525